Exhibit 10.5

JOINT VENTURE AGREEMENT

Between

Southeastern Protective Services, Inc.
(SBA Protégé)

and

Paragon Systems, Inc.
(SBA Mentor)

THIS JOINT VENTURE AGREEMENT, hereinafter referred to as the “Agreement”, made and entered into this 17th day of January 2006 by and between Southeastern Protective Services, (a developmental stage 8(a) firm, hereinafter referred to as “Southeasten”), a South Carolina Corporation with offices located at 4360 Old York Road, Rock Hill, South Carolina 29732, and Paragon Systems, Inc., (hereinafter referred to as “Paragon”), an Alabama Corporation with offices located at 14160 Newbrook Drive, Chantilly, Virginia 20151, who may hereinafter be collectively referred to as the “Joint Venturers” and individually as a “Joint Venturer” or “Venturer”. This Agreement has been formed in accordance with the applicable provisions of the Uniform Partnership Act.

WITNESSETH:

WHEREAS, the Joint Venturers are desirous of associating themselves together for the purpose of submitting a proposal for entering into a contract for the performance of certain work as follows:

1.	CUSTOMER:	SOCIAL SECURITY ADMINISTRATION
	PROJECT:	SECURITY SERVICES
	LOCATION:	BALTIMORE, MD (METRO “WEST” FACILITY)
	NUMBER:	SSA-RFP-06-1014

2.	CUSTOMER:	SOCIAL SECURITY ADMINISTRATION
	PROJECT:	SECURITY SERVICES
	LOCATION:	WILKES BARRE, PA
	NUMBER:	SSA-RFP-06-1019

3.	CUSTOMER:	US ARMY AVIATION & MISSILE COMMAND
	PROJECT:	SECURITY SERVICES
	LOCATION:	BRANDYWINE, MD
	NUMBER:	W31P4Q-06-Q-0004

which contracts and all plans and specifications, change orders, modifications, amendments and supplements thereto are hereinafter referred to as the “Security Services Contract(s)” and the work provided to be done by the Contractor (as defined in the Contract(s)) under said Security Services Contract(s) is hereinafter referred to as the “Work”;

WHEREAS, it is the desire of the Joint Venturers to undertake the performance of the Security Services Contract(s) as Joint Venturers, and to evidence their understanding with respect to their respective duties and obligations under their respective rights and interests in the Security Services Contract(s), in the profits to be derived therefrom, and in the liabilities incurred in connection therewith;

WHEREAS, the Proposal will state that any contract awarded implementing the Proposal or modifications thereof pursuant to the RFP will be performed by Southeastern and Paragon as a Joint Venture;

WHEREAS, during the term of this Agreement, each Joint Venturer shall work exclusively with the Joint Venture in implementing the purpose set forth herein, shall not compete directly or indirectly with the Joint Venture, and shall refer any information which it receives concerning the Security Services Contract(s) to the Joint Venture.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and subject to all of the terms, provisions and conditions hereinafter set forth, IT IS HEREBY AGREED:

1.             JOINT VENTURE PURPOSE

The Joint Venturers hereby associate themselves together as joint venturers for the purpose of proposing, negotiating, entering into and ensuring the performance of all Work for the Security Services Contract(s). The Joint Venture created hereunder shall be known as Southeastern Paragon (hereinafter the “Joint Venture”). The principal place of business and the principal office shall be established in Maryland.

2.             MANAGEMENT

The Joint Venture shall be managed jointly by one representative from each of the parties to serve on a Management Committee. These persons shall have responsibility for the routine business affairs of the Joint Venture, and shall have the authority to:

(1)           Execute the Security Services Contract(s);

(2)           Execute any amendment or change order to the Security Services Contract(s);

(3)           Execute subcontracts, purchase orders and rental agreements;

(4)           Adopt or modify methods of accounting, financial control, or reporting and scheduling;

(5)           Distribute excess working capital funds or net profits according to the provisions of this Agreement; and

(6)           Establish Joint Venture policies and procedures

The Management Committee shall direct the conduct of the Security Services Contract(s), in all respects, through the appointment of a JV Administrator. The JV Administrator shall perform the day-to-day management and administration of the Security Services Contract(s) in accordance with all legal and regulatory requirements, including the Statement of Work for each Service Contract(s).

3.             APPOINTMENT OF PROFITS

All profits (after taxes) and liabilities of the Joint Venture shall be apportioned between the parties in the following manner: Fifty-One Percent (51%) to Southeastern and Forty-Nine (49%) to Paragon.

4.             SPECIAL BANK ACCOUNT

A bank account shall be opened in the name of the Joint Venture. All Security Services Contract(s) related payments due to the Joint Venture shall be deposited to this account. All Security Services Contract(s) related expenses incurred will be paid from this account. All checks, wires, transfers, deductions and withdrawals written on this account shall be signed and/or authorized in writing by both Joint Venturers to this Joint Venture. Each Joint Venturer hereto agrees to execute and deliver all necessary authorizations as may be required by any of the depository banks to effect the purposes thereof. All such funds shall be deemed and are declared to be trust funds of the Joint Venture and shall not be commingled with any other funds of either of the Joint Venturers.

5.             MAJOR EQUIPMENT, FACILITIES, &OTHER RESOURCES ITEMIZATION

An itemization of all major equipment, facilities, and other resources to be provided by each Joint Venturer to the Joint Venture will be completed prior to contract initiation. This itemized list will include a detailed schedule of the cost or value of each item. Pursuant to the provisions of Paragraph 14.B hereto rental of said facilities or equipment furnished by a Joint Venturer to the Joint Venture shall be credited and paid to the Joint Venturer furnishing said facilities or equipment.

6.             RESPONSIBILITIES OF THE JOINT VENTURERS

The Joint Venturers shall furnish such parts of their organizations and personnel as necessary for the performance of the Work, and each Joint Venturer further expressly agrees that it shall contribute and make available to the Joint Venture, as far as is reasonably practicable for the performance of the Contract(s), the utmost skill, experience and knowledge of their respective organization. It is expressly agreed and understood that Southeastern, the 8(a) participant, shall perform a significant portion of the Work, and not less than Fifty-One Percent (51%).

7.             CONTRACT PERFORMANCE OBLIGATIONS

Both Joint Venturers of the Joint Venture are obligated to ensure the Security Services Contract(s) performance and to complete performance despite the withdrawal of the other Venturer.

8.             ACCOUNTING AND OTHER ADMINISTRATIVE RECORDS

All accounting and other administrative records relating to the Joint Venture shall be kept at the office of the Joint Venture.

For financial statements and for Federal Income Tax purposes, the earnings of the Joint Venture shall be determined and reported on the “percentage of completion” method. The fiscal year of the Joint Venture shall be from January 1 to December 31. Southeastern shall be designated the Tax Matters Partner as defined in Section 6231 (a)(7) of the Internal Revenue Code 1986, as amended, with respect to operations conducted by the Joint Venture. As the Tax Matters Partner, Southeastern shall comply with the requirements of Sections 6221 through 6232 of said Code and regulations promulgated thereunder.

The books of account of the Joint Venture shall be audited by an independent auditor selected by the Joint Venture, the cost of any such audit to be paid from the funds of the Joint Venture. The Parties hereby agree that, except for demonstrable errors, such audit and the accounts rendered pursuant to such prescribed method accounting shall be final, conclusive, and binding on both of the Joint Venturers. Upon completion of the Contract(s), all accounts, books, records, vouchers, contracts and data of the Joint Venture, as the Contractor relating to the Security Services Contract(s) or its performance shall be kept and preserved at least for the period, if any prescribed by the Contract(s), and by law, and for such further period, if any that the Joint Venturers may determine.

The JV Administrator shall cause to be prepared for delivery to the Joint Venturers on or before seventy-five (75) days after the end of each fiscal year, at the expense of the Joint Venture, all federal and any state or local income tax returns for the Joint Venture for this preceding fiscal year.

9.             CONTRACT COMPLETION REQUIREMENTS

Upon completion of the performance of the Security Services Contract(s), the Joint Venturers shall settle and adjust all accounts, obligations and liabilities incurred in connection with the Joint Venture, and after payment or settlement of all obligations or liabilities shall return all working capital and other cash funds to the Joint Venturers having contributed such funds, and thereupon make full and final settlement with each other in such manner that each Joint Venturer shall receive that percentage of all profits less that percentage of loss arising in the performance of the Contract(s) as provided for in this Agreement.

The business of the Joint Venture shall be terminated upon the completion of the performance of the Work.

Upon completion of the Security Services Contract(s) by the Joint Venture, the final original records of the Joint Venture shall be provided to each of the Joint Venture’s principals.

10.          TERMINATION OF THE JOINT VENTURE

This Agreement shall terminate upon the occurrence of either of the following events:

A.            The Security Services Contract(s) is not awarded to the Joint Venture; or

B.            Completion of the Security Services Contracts and the final distribution of all assets to the parties.

11.          ALLOWABLE COSTS

A.            Notwithstanding anything to the contrary in this Agreement, neither of the Joint Venturers shall be entitled to any compensation other than by participation in the profits and earnings of the Joint Venture, as herein provided, for services rendered by it on behalf of the Joint Venture, except those agreed to in writing and allowed by both Joint Venturers. It is expressly agreed that the salaries of personnel performing services for the Joint Venture shall be agreed to in writing and approved by Venturers paid out of the funds of the Joint Venture. Legal fees incurred in connection with or arising out of the Work and for accountants and other professional advisors in connection with the activities of the Joint Venture shall be charged against and paid out of the funds of the Joint Venture subject to approval of both Venturers.

B.            It is anticipated by the Joint Venturers that, in the performance of the Work, offices and equipment owned by each Joint Venturer may be used. Each Joint Venturer agrees to rent to the Joint Venture such of its facilities and equipment as is available and considered by the Project Manager to be suitable for the performance of the Work. Rental for such offices and equipment will be on terms to be established in the Contract or as otherwise agreed upon by the Joint Venturers. Rentals for offices or equipment furnished by a Joint Venturer shall belong to and be credited and paid to the Joint Venturer furnishing such offices and equipment. The JV Administrator shall make known the needs of the Joint Venture to each Joint Venturer in sufficient time to schedule delivery.

12.          INSURANCE

The Joint Venture shall procure all insurance required for the contract and such excess as the Joint Venture shall agree is needed for the protection of the Joint Venture and for the protection of Paragon and Southeastern. All such policies shall be charged against and paid out of the funds of the Joint Venture subject to approval of the Management Committee.

13.          LIABILITIES AND OBLIGATIONS

Subject to provisions of Paragraph 15 (Nature of Agreement) and Paragraph 17

(Successors and Assigns), neither of the Joint Venturers shall make commitments of any kind whatsoever, or incur obligations or liabilities binding upon themselves, the Joint Venture or the other Joint Venturer, or make disbursements of funds, without first obtaining the express written consent or approval of both Joint Venturers to any such commitment, obligation, liability, or disbursement, and no commitment made or obligation or liability assumed by any Joint Venturer shall be binding upon any other Joint Venturer hereto who has not first expressly approved and consented to such commitment, obligation or liability; provided, however, that the provisions hereof shall in no matter restrict or impair the authority herein delegated to the JV Administrator in connection with the management of the Security Services Contract(s).

Except as otherwise provided in this Agreement, neither of the Joint Venturers shall engage in any of the following acts without the prior written consent of the other Joint Venturer:

A.       Pledge the credit of the Joint Venture in any way except in the ordinary course of Joint Venture business;

B.        Make an assignment for the benefit creditors;

C.        Release, assign or transfer a Joint Venture claim, security, commodity, or any other asset belonging to the Joint Venture;

D.       Compromise or release any debt due the Joint Venture except upon receipt of full payment;

E.        Borrow any money in the name of the Joint Venture or lend any money belonging to the Joint Venture;

F.        Submit a Joint Venture claim or liability to arbitration or reference, or confess a judgment against the Joint Venture; or

G.        Sell or assign its share in the Joint Venture or in the profits or working fund capital, other than to the other Joint Venturer.

14.          NO AGENCY OR PARTNERSHIP

Nothing in this Agreement shall make or constitute any Joint Venturer the agent or representative of any other Joint Venturer except to the extent herein expressly provided. This Agreement and the covenants and agreement herein contained shall apply only to the performance of the Contract(s) and to no other work. Neither Joint Venturer shall have any power to bind the other Joint Venturer except as expressly set forth in this Agreement.

15.          NATURE OF AGREEMENT

It is specifically understood and agreed that this Agreement extends only to the

Work described herein, and the relationship between the parties shall be limited to the performance of the Security Services
Contract(s) in accordance with the terms of this Agreement. This Agreement shall be construed and deemed to be a joint venture for the sole purposes of the Security Services Contract(s). In no event shall this Agreement extend to, be construed, or constitute the Joint Venturers to be partners, or constitute either of them the agent of the other Joint Venturer, except as herein specifically provided.

It is further understood and agreed that the parties to this Joint Venture Agreement shall have the right at all times to engage in other business and ventures for their own respective profit. The parties shall devote such time and attention to the business of the joint venture as is necessary to perform the obligations of the Security Services Contract(s).

16.          INFORMATION

A.            The Joint Venturers shall exchange such information, data, and plans as are specifically required for each Joint Venture to perform its obligations under this Agreement.

B.            To protect the concepts and ideas of the Joint Venturers hereto, each party shall comply with the Non-Disclosure requirements set forth at attachment A hereto, and incorporated herein by reference.

C.            No publicity or advertising relating to this Agreement, the Proposal submitted or contract awarded under the Security Services Contract(s) shall be released without the approval in writing of both Joint Venturers. Neither Joint Venturer shall be precluded from revealing the contents of this Agreement to the Customer, the Joint Venturers’ independent auditors, or authorized government agencies, or as may be required by law.

17.          SUCCESSORS AND ASSIGNS

This Agreement shall inure to the benefit of and be binding upon the Joint Venturers hereto, their successors, trustees, assigns, heirs, administrators and legal representatives; provided, however, that the interest of any Joint Venture hereto in this Agreement is not assignable without the express written consent of the Joint Venturers hereto.

18.          AMENDMENTS

This Agreement may be amended by the unanimous written consent of the Joint Venturers.

19.          COUNTERPARTS

This Agreement, and any amendments hereto, may be executed in Counterparts each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

20.          COST OR PRICING DATA

In the event of award of the Contract(s) to the Joint Venture, each Joint Venturer shall provide, if required by the provisions of the Solicitation, a Standard Form 1411, Certificate of Current Cost or Pricing Data, or to the Joint Venture; however, detailed supporting cost or pricing data will be provided directly to the Government.

21.          AUDIT

Nothing contained in this Agreement shall be construed as giving any Joint Venturer or the Joint Venture the right to audit the books or records of another Joint Venturer.

22.          PROCUREMENT INTEGRITY

Neither the Joint Venture nor any Joint Venturer, through its agents, employees, representatives or otherwise shall either directly or indirectly make, give or promise any payment or other thing of value to any person for a purpose, or commit any other act, which is unlawful under the laws of the United States.

23.          COMPLIANCE WITH STATE AND FEDERAL LAWS

In the performance of their duties under this Agreement, and the performance of the Security Services Contract(s), the parties agree to abide by all requirements imposed by applicable federal law and regulations and to comply with all terms, conditions and specifications set forth in the Security Services Contract(s). The parties further agree to comply with any and all state and local laws and regulations relating to the Agreement, and their performance of the Security Services Contract(s), including but not limited to, the filing of any certification or other document necessary for the establishment of the Joint Venture.

24.           CONFLICTS

It is recognized by the Joint Venturers that, upon execution of the Security Services Contract(s) by the Joint Venture, the Joint Venture and each of the Joint Venturers shall be fully bound by all of the terms and conditions of the Contract(s) notwithstanding any conflicts that may exist between the provisions of this Agreement and the Contract(s).

25.          GOVERNING LAW

The Joint Venture shall exist under and be governed by the laws of the State of Maryland including, without limitation, the Uniform Partnership Act of the State of Maryland and shall make any filings or disclosures required by the laws of Maryland with respect to its use of a fictitious or assumed name and required by Federal Acquisition Regulations. All claims, questions or issues relating to the execution, validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Maryland.

26.          ARBITRATION OF DISPUTES

Any claim or controversy arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with commercial Rules of the American Arbitration Association in effect at the time a demand for arbitration is filed with such Association: provided, however, nothing herein shall preclude either from enforcing the non-disclosure provisions set forth in Attachment A in a court of competent jurisdiction, including without limitation seeking injunctive relief. The decision in writing of the arbitrator or arbitrators appointed by such association shall be final and conclusive, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any Court of competent jurisdiction. The arbitrator(s) shall have power to award to any Joint Venturer to such proceeding such sums for costs, expenses and attorney’s fees as such arbitrator or arbitrators may deem proper.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, through their duly authorized representatives, have executed this Agreement on the day and year first above written.

SOUTHEASTERN PROTECTIVE			PARAGON SYSTEMS, INC.
SERVICES, INC.

By:	/s/ Marty Melton	By:	/s/ Leslie Kaciban, Jr.
	Marty Melton		Leslie Kaciban, Jr.
	President		President